As filed with the Securities and Exchange Commission on June 15, 2007

REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Antigenics Inc.

(exact name of registrant as specified in its charter)

Delaware	06-1562417
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

162 Fifth Avenue, Suite 900, New York, New York 10010

(Address of principal executive offices including zip code)

ANTIGENICS INC. DIRECTORS’ DEFERRED COMPENSATION PLAN

(Full title of the plan)

Garo H. Armen, Ph.D

Antigenics Inc.

162 Fifth Avenue, Suite 900

New York, NY 10010

212-994-8200

(Name, address and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Paul M. Kinsella, Esq.

Ropes & Gray

One International Place

Boston, MA 02110

617-951-7000

617-951-7050 (facsimile)

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common Stock, $0.01 par value per share	150,000 shares (2)	$3.22	$483,000	$14.83

(1)	Pursuant to Rules 457 (c) and 457(h)(l) under the Securities Act of 1933, the proposed maximum offering price per share and the proposed maximum aggregate offering price for the shares have been calculated solely for the purpose of computing the registration fee on the basis of the average high and low prices of the Common Stock as reported on the NASDAQ Global Market on June 14, 2007 to be $3.32 and $3.12, respectively.

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers such additional shares of Common Stock as may be issued to prevent dilution from stock splits, stock dividends and similar transactions.

Explanatory Note

The Registrant hereby increases the number of shares of the Registrant’s Common Stock available for issuance under the Antigenics Inc. Directors’ Deferred Compensation Plan (the “Plan”) by 150,000 shares so that a total of 250,000 shares will be available under the Plan.

Pursuant to Instruction G to Form S-8, the Registrant incorporates by reference into this Registration Statement the entire contents of its Registration Statement on Form S-8 (File No. 333-106072) filed with the Securities and Exchange Commission on June 12, 2003.

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Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 15th day of June, 2007.

Antigenics Inc.

By:	/s/ Garo H. Armen, Ph.D.
Garo H. Armen, Ph.D.
Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

We, the undersigned officers and directors of Antigenics Inc., hereby severally constitute and appoint Garo Armen and Shalini Sharp, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on March 8, 2007:

Signature	Title

/s/ Garo H. Armen, Ph.D. Garo H. Armen, Ph.D.	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

/s/ Shalini Sharp Shalini Sharp	Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Christine M. Klaskin Christine M. Klaskin	Vice President, Finance (Principal Accounting Officer)

/s/ Noubar Afeyan, Ph.D. Noubar Afeyan, Ph.D.	Director

/s/ Frank V. Atlee, III Frank V. AtLee, III	Director

/s/ Tom Dechaene Tom Dechaene	Director

/s/ Margaret Eisen Margaret Eisen	Director

/s/ Wadih Jordan Wadih Jordan	Director

/s/ Hyam I. Levitsky, MD Hyam I. Levitsky, MD	Director

/s/ Pramod Srivastava, Ph.D. Pramod Srivastava, Ph.D.	Director

/s/ Peter Thornton Peter Thornton	Director

/s/ Timothy R. Wright Timothy R. Wright	Director

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EXHIBIT INDEX

Number	Title of Exhibit

*4.1	Amended and Restated Certificate of Incorporation of Antigenics Inc. Filed as Exhibit 3.1 to our Current Report on Form 8-K dated June 10, 2002 (File No. 000-29089).

*4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Antigenics Inc. dated June 6, 2007. Filed as Exhibit 3.1 to our Current Report on Form 8-K dated June 11, 2007 (File No. 000-29089).

*4.3	Amended and Restated By-laws of Antigenics Inc. Filed as Exhibit 3.2 to our Current Report on Form 8-K dated June 10, 2002 (File No. 000-29089).

*4.4	Form of Global 5.25% Convertible Senior Note due 2025. Filed as Exhibit 4.3 to the Registration Statement on Form S-3 filed on May 24, 2005 (File No. 333-125197).

*4.5	Indenture, dated January 25, 2005, between the Registrant and HSBC Bank USA, National Association. Filed as Exhibit 4.1 to Current Report on Form 8-K dated January 25, 2005 (File No. 000-29089).

*4.6	Registration Rights Agreement, dated January 25, 2005, between the Registrant and the initial purchasers. Filed as Exhibit 4.2 to Current Report on Form 8-K dated January 25, 2005 (File No. 000-29089).

*4.7	Form of Note under the Securities Purchase Agreement dated as of October 30, 2006 by and among Antigenics Inc., a Delaware corporation and the investors listed on the Schedule of Buyers thereto. Filed as Exhibit 4.1 to Current Report on Form 8-K dated October 31, 2005 (File No. 000-29089).

*4.8	Form of PIK Note under the Securities Purchase Agreement dated as of October 30, 2006 by and among Antigenics Inc., a Delaware corporation and the investors listed on the Schedule of Buyers thereto. Filed as Exhibit 4.2 to Current Report on Form 8-K dated October 31, 2005 (File No. 000-29089).

*4.9	Pledge and Security Agreement dated as of October 30, 2006 by and among Antigenics Inc., a Delaware corporation and Ingalls & Snyder LLC, as Collateral Agent for the Buyers. Filed as Exhibit 4.3 to Current Report on Form 8-K dated October 31, 2005 (File No. 000-29089).

*4.10	Guaranty dated as of October 30, 2006 by and between Antigenics Inc., a Massachusetts corporation and Ingalls & Snyder LLC, as Collateral Agent for the Buyers. Filed as Exhibit 4.4 to Current Report on Form 8-K dated October 31, 2006 (File No. 000-29089).

*4.11	Guaranty dated as of October 30, 2006 by and between Aronex Pharmaceuticals, Inc. and Ingalls & Snyder LLC, as Collateral Agent for the Buyers. Filed as Exhibit 4.5 to Current Report on Form 8-K dated October 31, 2005 (File No. 000-29089).

*4.12	Securities Purchase Agreement dated as of October 30, 2006 by and among Antigenics Inc., a Delaware corporation and the investors listed on the Schedule of Buyers thereto. Filed as Exhibit 4.6 to Current Report on Form 8-K dated October 31, 2005 (File No. 000-29089).

5.1	Opinion of Ropes & Gray LLP. Filed herewith.

23.1	Consent of KPMG LLP, independent registered public accounting firm. Filed herewith.

*23.2	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1).

*99.1	Directors’ Deferred Compensation Plan, as amended. Filed as Exhibit 10.2 to Current Report on Form 8-K dated June 11, 2007 (File No. 000-29089)

*	Indicates exhibit previously filed with the Securities and Exchange Commission and incorporated herein by reference.

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